SCHEDULE 14A
			   SCHEDULE 14A INFORMATION
	       PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
		    THE SECURITIES EXCHANGE ACT OF 1934
			  ----------------------


Filed by the Registrant [x]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[X ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


			  ----------------------

			 BURLINGTON NORTHERN INC.
	       (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

			 BURLINGTON NORTHERN INC.
		(NAME OF PERSON(S) FILING PROXY STATEMENT)

			  ----------------------

Payment of Filing Fee (Check the appropriate box): (/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
	  Santa Fe Pacific Corporation common stock, par value $1.00 per share.

    (2)   Aggregate number of securities to which transactions applies:
	  187,049,738 shares of Santa Fe Pacific Corporation common stock.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $49 1/2 (/2/)

    (4)   Proposed maximum aggregate value of transaction: $3,148,047,091
	  (/2/)

  (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994 and with the filing of two Registration Statements on Form S-4 on October 12, 1994 (Reg. No. 33-56007) and October 27, 1994 (Reg. No. 33-56183),
	  respectively.

  (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.34 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is $3,148,047,091 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of October 19, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on October 21, 1994 and the exchange ratio of 0.34). The filing fee is one-fiftieth of that amount.

[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:...................$1,145,590

    (2)    Form, Schedule or Registration
	   Statement No.:............................Preliminary Proxy
						     Statement
						     Registration Statement
						     on Form S-4
						     (Reg. No. 33-56007)
						     Registration Statement
						     on Form S-4, as amended
						     (Reg. No. 33-56183)
    (3)    Filing Party:          ...................Burlington Northern
						     Inc./Santa Fe
						     Pacific Corporation
    (4)      Date filed:          ...................August 8, 1994
				  ...................October 12, 1994
				  ...................October 27,1994








			      [PRESS RELEASE]

[BURLINGTON NORTHERN INC. LOGO]                                        NEWS
- ---------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                              Contact:    Richard Russack
							       (817) 333-6116


		  BURLINGTON NORTHERN ASKS ICC TO INVESTIGATE
		 UNION PACIFIC'S PROPOSED VOTING TRUST REQUEST



FORT WORTH, TX, November 16, 1994 -- Burlington Northern Inc. (BN) today filed a petition with the Interstate Commerce Commission (ICC) to investigate the anti-competitive effects of Union Pacific Corporation's (UP) proposal to establish a voting trust to assume effective control of Santa Fe Pacific Corporation and Santa Fe Railway (Santa Fe). BN does not believe such a voting trust can and will insulate Santa Fe from unlawful control by UP.

	 In asking the ICC to preserve its authority to prevent unlawful control, BN's pleading says the Commission cannot permit UP to implement its proposed voting trust without full consideration of the consequences of that proposal on shippers and the public interest as well as the rail transportation system.

	 Further, the nature of UP's proposed hostile takeover of Santa Fe, the competitive position of Santa Fe and the terms of the proposed UP voting trust "...strongly indicate that the voting trust arrangement will give UP negative control over Santa Fe for a period that could extend for five years or more," the BN pleading points out. UP has unleashed an effort to prevent a merger between BN and Santa Fe and to avoid the increased competition it would yield. By locking up in the limbo of a voting trust one of UP's major competitors, substantial doubt is raised that any voting trust could be permitted consistent with the Commission's statutory mandate to protect the public interest. In addition, the proposed voting trust contains a number of provisions that would allow UP to exercise a substantial degree of control over the Santa Fe, and which would also have the effect of preventing BN from ever combining with the Santa Fe.

	 Gerald Grinstein, BN chairman and chief executive officer, said that, "UP's behavior over the past six weeks has been inconsistent and erratic. It is, therefore, very important to maintain Santa Fe's competitive effectiveness. And an ICC voting trust won't do that."

	 A complete copy of BN's pleading to the ICC is available upon request.


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